EXHIBIT 5

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                                                  HARRIS BEACH PLLC
                                                  ATTORNEYS AT LAW
                                                  99 GARNSEY ROAD
                                                  PITTSFORD, NY 14534
                                                  (585) 419-8800

August 22, 2007

Tompkins Financial Corporation
The Commons
Ithaca, NY 14851

Ladies and Gentlemen:

         We have acted as counsel to Tompkins Financial Corporation, a New York corporation (the "Company"), in connection with the filing of the Company's registration statement on Form S-3 with the Securities and Exchange Commission on or about September 1, 2007 (the "Registration Statement"), under the Securities Act of 1933, as amended. The Registration Statement is being filed in connection with the Company's offering of up to 500,000 shares (the "Shares") of the Common Stock of the Company, par value $.10 per share (the "Common Stock") through the Company's Dividend Reinvestment and Direct Stock Purchase Plan (the "Stock Purchase Plan").

         In rendering this opinion, we have (i) examined the Registration Statement and the exhibits thereto, (ii) examined and relied upon original, certified, conformed, photostat or other copies of the Certificate of Incorporation and Bylaws of the Company, each as restated and/or amended to date, minutes of meetings and resolutions of the Board of Directors of the Company and such other documents and records, and (iii) made such investigation of fact and such examination of law, all as we have deemed necessary and appropriate in order to enable us to render the opinion set forth herein.

         Based upon and subject to the foregoing and the qualifications set forth below, we are of the opinion that, when the Shares shall have been issued and sold on the terms contemplated by the Stock Purchase Plan, the Shares will be validly issued, fully paid and non-assessable.

         The opinion set forth above is subject to the following qualifications:

         (a) We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all such latter documents. We have also assumed the accuracy of the factual matters contained in the documents we have examined.

         (b) In connection with the rendering of this opinion, we express no opinion as to the applicability of, compliance with, or effect of the laws of any states, or as to any matter subject to such laws, other than the laws of the State of New York and the federal laws of the United States of America.

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Tompkins Financial Corporation
August 27, 2007
Page 2


         (c) Our opinion is subject to and limited by (i) all applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors' rights generally; and (ii) general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

         (d) Our opinion is limited to the matters expressly set forth herein and no opinion is to be implied or inferred beyond the matters expressly so stated.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. This opinion speaks only as of the date hereof and is limited to present statutes, laws and regulations and to the facts, as they currently exist.

                                       Very truly yours,


                                       /s/ HARRIS BEACH PLLC